Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

SBARRO AMERICA, INC.

UNDER SECTION 402 OF THE

BUSINESS CORPORATION LAW

WE, THE UNDERSIGNED, being of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

FIRST : The name of the corporation is SBARRO AMERICA, INC.

SECOND : The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official department, board, agency or other body, without such consent or approval first being obtained.

THIRD: The office of the corporation is to be located in the County of Suffolk, State of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 200 Common without par value.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 763 Larkfield Road, Commack, N.Y. 11725.

IN WITNESS WHEREOF, we have made and signed this Certificate of Incorporation this 10th day of December, A.D. 1993.

/s/ Barbara A. Dawson
Barbara A. Dawson
1633 Broadway
New York, New York 10019

/s/ Laura D’Antonio
Laura D’Antonio
1633 Broadway
New York, New York 10019

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 10th day of December, before me personally came Barbara A. Dawson and Laura D’Antonio, to me known and known to me to be the persons described in and who executed the foregoing certificate, and they duly acknowledged to me that they had executed the same.

/s/ Stanley R. Howie, Jr.
Notary Public

STANLEY R. HOWIE, JR.
Notary Public, State of New York
No. 60____774
Qualified in__________County
Certificate Filed in New York County
Commission Expires May 31, ______

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